As filed with the Securities and Exchange Commission on October 18 , 2011

Registration No. 333- 179538

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Amendment No. 1
to
FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

ECHO THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	41-1649949
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

8 Penn Center
1628 JFK Blvd., Suite 300
Philadelphia, PA 19103
Telephone: (215) 717-4100
 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Patrick T. Mooney, M.D.
CEO, President and Chairman of the Board
Echo Therapeutics, Inc.
8 Penn Center
1628 JFK Blvd., Suite 300
Philadelphia, PA 19103
Telephone: (215) 717-4100
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Stephen T. Burdumy, Esq.
Drinker Biddle & Reath LLP
One Logan Square, Ste. 2000
Philadelphia, PA 19103-6996

Approximate date of commencement of proposed sale to the public:  From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer:	☐	Accelerated filer:	☐

Non-accelerated filer:	☐	Smaller reporting company:	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Primary Offering(1)
Common Stock ($0.01 par value)	(2)	(3)	(3)
Preferred Stock ($0.01 par value)	(2)	(3)	(3)
Warrants to Purchase Shares of Common Stock or Shares of Preferred Stock	(2)	(3)	(3)
Units	(2)	(3)	(3)
Total for sale by Registrant(4)			$75,000,000	$8,708(5)
Secondary Offering(1)
Common Stock ($0.01 par value)	653,536(6)	$2.94(7)	$1,921,396(7)	$220(8)
Total Registration Fee				$8,928

(1)	The securities offered in the Primary Offering may be sold separately, together or as units with other offered securities.

(2)
Omitted pursuant to General Instruction II.D of Form S-3 under the Securities Act. An indeterminate initial offering price and amount of Common Stock, Preferred Stock, Warrants and Units are being registered as may from time to time be offered at indeterminate prices. In no event will the aggregate maximum offering price of all securities issued to the public by the Registrant pursuant to this registration statement exceed $75,000,000.

(3)
The proposed maximum per unit and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered for sale in the Primary Offering under this registration statement and is not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act.

(4)
Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum offering price of all the securities listed. Pursuant to Rule 457(o), the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price. The aggregate public offering price of securities sold by the Registrant will not exceed $75,000,000 (see Note 2 above).  Pursuant to Rule 457(i) under the Securities Act, the securities registered hereunder include such indeterminate number of shares of common stock and preferred stock, such indeterminate number of warrants to purchase common stock or preferred stock, and such indeterminate number of units as may be issued upon conversion or exchange of any preferred stock or warrants registered hereunder that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any such securities.

-i-

(5)	Previously paid.

(6)
In the event of a stock split, stock dividend or similar transaction involving the registrant’s common stock, in order to prevent dilution, the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act.

(7)
Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c) under the Securities Act, based on the average of the high and low reported sales prices for the registrant’s common stock as reported by The NASDAQ Capital Market on October 17, 2011, which date was within five business days of this filing.

(8)	Paid with this Amendment No. 1.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

-ii-

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated October 18 , 2011

PROSPECTUS
$75,000,000

Common Stock
Preferred Stock
Warrants
Units

Offered by
ECHO THERAPEUTICS, INC.

653,536 shares of Common Stock Offered by Selling Stockholders

We may, from time to time, offer, issue and sell, together or separately, shares of common stock, shares of preferred stock, warrants to purchase common stock or preferred stock, or units consisting of two or more classes of securities registered hereunder.  We may also offer securities as may be issuable upon conversion or exercise of any securities offered hereunder, including any under applicable antidilution provisions.  We will provide you with the specific terms and the public offering prices of these securities in supplements to this prospectus.  The supplements may also add, update or change information contained in this prospectus.  You should read this prospectus and any supplement carefully before you invest.

Our common stock is listed on The NASDAQ Capital Market under the symbol “ECTE.”  None of the other securities that may be offered by us pursuant to this prospectus are listed on an exchange.

In addition, this is a resale prospectus for the sale by the selling stockholders listed herein of 653,536 shares of our common stock, including shares issuable upon the conversion or exercise of outstanding preferred stock, options or warrants to purchase common stock held by the selling stockholders. The selling stockholders may offer the shares through public or private transactions, on or off The NASDAQ Capital Market, at prevailing market prices or at privately negotiated prices. See “Plan of Distribution”.

The securities may be offered and sold to or through underwriters, dealers or agents as designated from time to time, or directly to one or more other purchasers or through a combination of such methods.  If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.   We will not receive any of the proceeds from the sale of any shares by the selling stockholders, but we have agreed to bear certain expenses of registering the sale of the shares under federal and state securities laws. See “Selling Stockholders” and “Plan of Distribution.”

You should carefully consider the risk factors included and incorporated by reference in this prospectus and the applicable prospectus supplement before you invest in our securities. See “Risk Factors” on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is October 18 , 2011.

-iii-

About This Prospectus	1
Where You Can Find More Information	1
The Company	3
Forward Looking Statements	3
Risk Factors	3
Use of Proceeds	4
General Description of Securities	5
Description of our Capital Stock	5
Description of Warrants	13
Description of Units	14
Selling Stockholders	15
Plan of Distribution	17
Legal Matters	19
Experts	19

-iv-

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the United States Securities and Exchange Commission, or the SEC, under a shelf registration process.  Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings from time to time, up to an aggregate initial offering amount of $75,000,000.  This prospectus provides you with a general description of the securities that may be offered by us hereunder.  Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of that offering.   In addition, the selling stockholders named under the heading “Selling Stockholders” may sell certain of the securities described in this prospectus from time to time in one or more offerings.  Any prospectus supplement may also add, update or change information contained in this prospectus, and accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement.  You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information”.

      A prospectus supplement will describe: the terms of the securities offered by us , any initial public offering price for the securities, the price paid to us for the securities , the net proceeds to us, the manner of distribution and any underwriting compensation and the other specific material terms related to the offering of these securities.  For more detail on the terms of the securities offered hereby , you should read the exhibits filed with or incorporated by reference in our registration statement of which this prospectus forms a part.

In this prospectus we use the terms “Echo”, the “Company”, “we”, “us”, and “our” to refer to Echo Therapeutics, Inc.  References to “securities” include any security that we might sell under this prospectus or any prospectus supplement.

This prospectus contains summaries of certain provisions contained in key documents described in this prospectus.  All of the summaries are qualified in their entirety by the actual documents, which you should review before making your investment decision.  Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information”.

You should rely only on the information contained or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any free writing prospectus filed by us with the SEC.  We have not authorized anyone to provide you with different information.  We are not making an offer of these securities in any jurisdiction where the offer is not permitted.  You should not assume that the information contained in or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus is accurate as of any date other than their respective dates, regardless of the time of delivery of this prospectus or any sale of securities.  Our business, financial condition, results of operations and prospects may have changed since those dates.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings also are available to the public on the Internet, through a database maintained by the SEC at http://www.sec.gov.

We filed a registration statement on Form S-3 to register with the SEC the offer and sale of the securities described in this prospectus. This prospectus is part of that registration statement. As permitted by SEC rules, this prospectus does not contain all the information contained in the registration statement or the exhibits to the registration statement. You may refer to the registration statement and accompanying exhibits for more information about us and our securities.

The SEC allows us to incorporate by reference into this document the information we file with the SEC. This means that we can disclose important information to you by referring you to other documents that we identify as part of this prospectus. The information incorporated by reference is considered to be part of this prospectus.

We incorporate by reference the documents listed below:

1.	Annual Report on Form 10-K for the fiscal year ended December 31, 2010;

2.	Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2011 and June 30 , 2011;

3.	Current Reports on Form 8-K filed on January 5, 2011, January 11, 2011, February 14, 2011, March 23, 2011, May 20, 2011, June 15, 2011, June 30, 2011, and July 18, 2011; and

4.
The description of our common stock set forth in our registration statement on Form 8-A filed on June 28, 2011, including any and all amendments and reports filed for the purpose of updating that description.

We also incorporate by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules), on or after (i) the date of the filing of the registration statement containing this prospectus and prior to the effectiveness of the registration statement and (ii) the date of this prospectus until we have terminated the offering. Those documents will become a part of this prospectus from the date that the documents are filed with the SEC.  Information that becomes a part of this prospectus after the date of this prospectus will automatically update and may replace information in this prospectus and information previously filed with the SEC.

You may request a copy of any of these documents from us without charge, excluding certain exhibits to the documents, by writing or telephoning us at the following address:

ECHO THERAPEUTICS, INC.
8 Penn Center
1628 JFK Blvd., Suite 300
Philadelphia, PA 19103
Telephone: (215) 717-4104
Attention: Investor Relations

Documents may also be available on our website at www.echotx.com.  We do not intend our website address to be an active link and information contained on our website does not constitute a part of this prospectus or any accompanying prospectus supplement (or any document incorporated by reference herein or therein).

THE COMPANY

       We are a transdermal medical device company with significant expertise in advanced skin permeation technology.  We are developing our Prelude™ SkinPrep System (“Prelude”) to allow for painless and significantly enhanced skin permeation that will enable both needle-free drug delivery and analyte extraction.  Utilizing this technology, we are developing our needle-free Symphony™ tCGM System (“Symphony”) as a non-invasive, wireless, transdermal continuous glucose monitoring (“tCGM”) system for use in hospital critical care units and for people with diabetes.

We are also developing Prelude as a platform technology for enhanced skin permeation for delivery of topical pharmaceuticals as well as for a wide range of transdermal reformulations of specialty pharmaceutical products previously approved by the United States Food and Drug Administration (“FDA”).  Prelude incorporates a patented, dynamic feedback control mechanism designed to enable optimal skin permeation control. We believe that Prelude will allow for precise, highly effective and painless skin permeation prior to analyte extraction or topical drug delivery.

Leveraging the patented, core skin permeation technology found in Prelude, we are developing Symphony as a non-invasive, wireless, monitoring and trending system for use in hospital critical care units and for people with diabetes.  Symphony includes Prelude for needle-free skin permeation as well as our patented, non-invasive, continuous transdermal glucose biosensor.

With Symphony, we are initially focused on the hospital critical care setting with technology designed to assist clinical professionals, improve patient compliance and achieve better overall glucose control in critically ill patients. All existing FDA-approved continuous glucose monitoring (“CGM”) systems are presently not approved for clinical settings and are needle-based, requiring insertion of a glucose sensor into the patient’s skin, which may give rise to risks of infection, inflammation or bleeding at the insertion site. Symphony does not give rise to the risks associated with needle-based CGM systems because it does not require insertion (via a needle) of its glucose sensor.

Our principal executive offices are located at 8 Penn Center, 1628 JFK Blvd., Suite 300, Philadelphia, PA 19103.  Our telephone number is (215) 717-4100. The company was incorporated in Delaware in 2007.

FORWARD−LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference into this prospectus, includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements include all statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial position, business strategy and the plans and objectives of management for future operations.  Words such as “expect,” “likely”, “outlook,” “forecast,” “would,” “could,” “should,” “will,” “project,” “intend,” “plan,” “continue,” “sustain,” “on track,” “believe,” “seek,” “estimate,” “anticipate,” “may,” “possible,” “assume,” variations of such words and similar expressions are intended to identify forward-looking statements.

These forward-looking statements are not guarantees of future performance and involve risks, assumptions and uncertainties, known or unknown to us, including, but not limited to, those described or incorporated in this prospectus and the applicable prospectus supplement, including those risks described in Item 1A “Risk Factors” of our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, and in other documents that we file or furnish with the Securities and Exchange Commission.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made.  Except to the extent required by law, we do not undertake, and expressly disclaim, any duty or obligation to update publicly any forward-looking statement after the date the statement is made, whether as a result of new information, future events, changes in assumptions or otherwise.

RISK FACTORS

Investing in our securities involves risk.  You should carefully consider the risk factors contained in our most recent Annual Report on Form 10-K, which is incorporated by reference herein, and the other information contained in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of our securities.  These risks could have a material adverse effect on our business, results of operations or financial condition and cause the value of our securities to decline.  You could lose all or part of your investment.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, the net proceeds from the securities we sell pursuant to this prospectus will be used for general corporate purposes.  Until we apply the proceeds from the sale of the securities, we may temporarily invest any proceeds that are not immediately applied to the above purposes in United States government or agency obligations, commercial paper, money market accounts, short-term marketable securities, bank deposits or certificates of deposit, repurchase agreements collateralized by United States government or agency obligations or other short-term investments.

We will not receive any of the proceeds from the sale by the selling stockholders of shares of common stock.

GENERAL DESCRIPTION OF SECURITIES

We may from time to time offer under this prospectus shares of common stock, shares of preferred stock, warrants to purchase common stock or preferred stock, or units consisting of two or more of the securities registered hereunder.   The selling stockholders may from time to time offer under this prospectus shares of common stock beneficially owned by them.   The following description of the terms of these securities sets forth some of the general terms and provisions of securities that we may offer. The particular terms of securities offered by us or the selling stockholders under any prospectus supplement and the extent, if any, to which the general terms set forth below do not apply to those securities, will be described in the related prospectus supplement. In addition, if we offer securities as units, the terms of the units will be described in the applicable prospectus supplement. If the information contained in the prospectus supplement differs from the following description, you should rely on the information in the prospectus supplement.

DESCRIPTION OF OUR CAPITAL STOCK

The following is a general description of our capital stock. The terms of our Amended and Restated Certificate of Incorporation and By-Laws are more detailed than the general information provided below. You should read our Amended and Restated Certificate of Incorporation and By-Laws, which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

Authorized and Outstanding Capital Stock

We are authorized to issue a total of 140,000,000 shares of our capital stock, par value $0.01. Of the authorized amount, 100,000,000 of the shares are designated as common stock and 40,000,000 of the shares are designated as preferred stock.  Of the shares of preferred stock, 40,000 of the shares have been designated as Perpetual Redeemable Preferred, Series B (“Series B Preferred”), 10,000 of the shares have been designated as Convertible Preferred, Series C (“Series C Preferred”), and 3,600,000 of the shares have been designated as Convertible Preferred, Series D (“Series D Preferred”).

        As of October 10 , 2011, there were  34,846,452 shares of common stock issued and outstanding,  1,637,182 shares of Series B Preferred issued and outstanding,  4,918.1 shares of Series C Preferred issued and outstanding, and  3,506,000 shares of Series D Preferred issued and outstanding.

Description of Common Stock

    Voting Rights. The holders of common stock are entitled to one vote per share on all matters submitted to a vote of our stockholders and do not have cumulative voting rights.   Except as otherwise required by law, holders of common stock vote together with holders of preferred stock as a single class, subject to any special or preferential voting rights of any then outstanding preferred stock

    Dividends and Distributions.  Subject to preferences that may be applicable to any preferred stock outstanding at the time, the holders of outstanding shares of common stock are entitled to receive ratably any dividends out of assets legally available therefor as our board of directors may from time to time determine.

    Liquidation Rights.  Upon liquidation, dissolution or winding up of the Company, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding shares of preferred stock.

    Other Rights. Holders of common stock have no preemptive or conversion rights or other subscription rights.  There are no redemption or sinking fund provisions applicable to the common stock.  All outstanding shares of common stock are fully paid and nonassessable.

Description of Preferred Stock

    General. Under our Amended and Restated Certificate of Incorporation, our board of directors is authorized, without further shareholder action, to provide for the issuance of shares of preferred stock in one or more series, each with such designations, preferences, voting powers (or special, preferential or no voting powers), relative, participating, optional or other special rights and privileges and such qualifications, limitations or restrictions thereof, as may be stated in the resolution or resolutions adopted by our board of directors to create such series. We may amend from time to time our Certificate of Incorporation and By-Laws to increase the number of authorized shares of common stock or shares of preferred stock or to make other changes or additions.

    We will establish the designations, voting powers, preferences and rights of the preferred stock of each series, as well as the qualifications, limitations or restrictions thereof, in a certificate of designation relating to that series. You should read the prospectus supplement relating to the particular series of preferred stock for specific terms of the series, including:

•	the title and stated value;
•	the number of shares we are offering;
•	the liquidation preference per share;
•	the purchase price;
•	the dividend rate, period and payment date and method of calculation for dividends, if any;
•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;
•	the procedures for any auction and remarketing, if any;
•	the provisions for a sinking fund, if any;
•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;
•	any listing of the preferred stock on any securities exchange or market;
•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;
•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;
•	voting rights, if any, of the preferred stock;
•	preemptive rights, if any;
•	restrictions on transfer, sale or other assignment, if any;
•	whether interests in the preferred stock will be represented by depositary shares;
•	a discussion of any material U.S. federal income tax considerations applicable to the preferred stock;
•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;
•
any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

Description of Outstanding Series B Preferred Stock

   Voting Rights. The holders of Series B Preferred have no voting power whatsoever, except as described below or required by the Delaware General Corporation Law (the “DGCL”).  To the extent that under the DGCL holders of the Series B Preferred are entitled to vote on a matter with holders of Common Stock, voting together as one class, each share of Series B Preferred is entitled to a number of votes equal to the number of shares of Common Stock into which it is then convertible using the record date for the taking of such vote of stockholders as the date as of which the conversion price is calculated.  Except as set forth below, to the extent that under the DGCL the vote of the holders of the Series B Preferred, voting separately as a class or series, as applicable, is required to authorize a given action of the Company, the vote of the holders of at least a majority of the then outstanding shares of the Series B Preferred shall constitute the approval of such action by the class.

    So long as any shares of Series B Preferred are outstanding, the Company may not take any of the following corporate actions (whether by merger, consolidation or otherwise) without first obtaining the approval of the holders of at least 67% of the Series B Preferred:

●	alter or change the rights, preferences or privileges of the Series B Preferred, or increase the authorized number of shares of Series B Preferred;
●	increase the par value of the Common Stock;
●	enter into any agreement, commitment, understanding or other arrangement to take any of the foregoing actions;
●	sell all or substantially all of the assets of the Company unless, as a condition thereof and in connection therewith, all of the Series B Preferred is redeemed in full, together with accrued and unpaid dividends thereon;
●	merge the Company with or into another entity unless as a condition thereof and in connection therewith, all of the Series B Preferred is redeemed in full, together with accrued and unpaid dividends thereon; or
●	cause or authorize any subsidiary of the Company to engage in any of the foregoing actions.

    In addition, so long as 25% of the shares of Series B Preferred are outstanding, the Company shall not, and shall not permit any subsidiary of the Company to, create, issue or permit to exist any subsequently-issued securities of equal rank or senior to the Series B Preferred, or enter into any agreement, commitment, understanding or other arrangement to create or issue any such securities or indebtedness, without first obtaining the approval of the holders of at least 67% of the Series B Preferred. For the purposes of the Series B Preferred, “indebtedness” means (i) any liabilities for borrowed money for amounts owed in excess of $250,000, (ii) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (iii) the present value of any lease payments in excess of $1,000,000 due under leases required to be capitalized in accordance with GAAP and (iv) any liabilities for trade accounts payable incurred in the ordinary course of business in excess of an aggregate $2,500,000, provided, that to the extent that trade accounts payable exceed $1,500,000, the Company is not permitted to pay any cash bonus to any employee of the Company or any subsidiary thereof.

    Dividends and Distributions.  The holders of shares of Series B Preferred are entitled to receive dividends at a stated rate out of the assets of the Company legally available therefor, prior and in preference to any declaration or payment of any dividend on the Common Stock or any other class or series of capital stock of the Company designated to be junior to the Series B Preferred with respect to the payment of dividends.  The initial dividend rate was 8% per annum, which rate increased to a rate of 10% per annum on the 12 month anniversary of the issuance date and increased further to 12% per annum on the 18 month anniversary of the issuance date.  The  Company has the option, in its sole discretion, to pay such dividends in (i) cash or (ii) in-kind in the form of additional Series B Preferred with a total face value equal to such dividend payment.  Such dividends are payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, beginning on January 1, 2010.

      Liquidation Rights. Upon liquidation, dissolution or winding up of the Company, holders of the Series B Preferred will be entitled to receive (subject to the rights of any securities designated as senior to the Series B Preferred) a liquidation preference equal to the face value thereof plus any accrued but unpaid dividends thereon.  The holders of the Series B Preferred are not entitled to participate in any liquidating distribution beyond the payment of this liquidation preference.

   Redemption Rights. The Company is obligated to redeem the Series B Preferred within 2 business days following the occurrence of any of the events set forth below:

●	in the event that the Company completes an equity or equity linked financing with gross proceeds of $8 million or greater, the Company must redeem 100% of the outstanding Series B Preferred, including all accrued and unpaid dividends thereon;
●	in the event that the Company completes an equity or equity linked financing with gross proceeds of $5 million or greater, the Company must redeem an amount of Series B Preferred equal to 50% of the original amount of the originally issued outstanding Series B Preferred, including all accrued and unpaid dividends thereon;
●	in the event that the Company completes an equity or equity linked financing with gross proceeds of less than $5 million, the Company must use 20% of the gross proceeds of such financing to redeem outstanding Series B Preferred, including all accrued and unpaid dividends thereon, on a pro rata basis;
●	in the event that the Company receives proceeds from any licensing, partnership or similar agreement(s) or any milestone payments resulting from such licensing, partnering or similar agreement(s), the Company must use 20% of the gross proceeds to redeem outstanding Series B Preferred Stock, including all accrued and unpaid dividends thereon, on a pro rata basis; and
●	in the event that the Company completes a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company’s properties or assets to any other person, the Company must use the gross proceeds of such transaction to redeem the outstanding Series B Preferred, including all accrued and unpaid dividends thereon to the date of redemption.

    In each case, the redemption price per share shall be equal to the sum of the face value of the Series B Preferred and the accrued and unpaid dividends thereon, whether or not declared, to the redemption date.

    The Company, at its option, may redeem, in whole at any time or in part from time to time, the shares of Series B Preferred at the time outstanding, upon duly given notice, at a redemption price per share equal to the sum of the face value of the Series B Preferred and the accrued and unpaid dividends thereon, whether or not declared, to the redemption date.

   Ranking. The Series B Preferred ranks pari passu with the Series D Preferred and senior to all other outstanding classes of stock of the Company.

Description of Outstanding Series C Preferred Stock

   Voting Rights. Except as noted below, the holders of Series C Preferred Stock have no voting rights. The Common Stock into which the Series C Preferred Stock is convertible will, upon issuance, have all of the same voting rights as other issued and outstanding Common Stock of the Company.

    So long as any shares of Series C Preferred are outstanding, the Company may not take any of the following corporate actions without first obtaining the approval of the holders of at least 67% of the Series C Preferred:

●	amend, alter or repeal the provisions of the Series C Preferred so as to adversely affect any right, preference, privilege or voting power of the Series C Preferred; or
●	effect any distribution with respect to Junior Stock except that the Company may effect a distribution on the Common stock if the Company makes a like kind distribution on each share, or fraction of a share, of Series C Preferred Stock in an amount equal to the distribution on one share of Common Stock multiplied by the number of shares of Common Stock into which such one share, or such fraction of a share, of Series C Preferred Stock can be converted at the time of such distribution.

   Dividends and Distributions.  Upon the declaration of any dividend for holders of Common Stock, the holders of Series C Preferred shall be entitled to receive, out of any assets at the time legally available therefor, an amount equal to any dividend declared on one share of Common Stock multiplied by the number of shares of Common Stock into which such share, or such fraction of a share, of Series C Preferred could be converted on the record date of such dividend.

   Liquidation Rights. Upon liquidation, dissolution or winding up of the Company, holders of the Series C Preferred will be entitled to receive (subject to the rights of any securities designated as senior to the Series C Preferred) a liquidation preference in an amount equal to the total amount available for distribution to holders of all the Company’s outstanding Common Stock before deduction of any preference payments for the Series C Preferred Stock, divided by the total of (i) all of the then outstanding shares of the Company’s Common Stock, plus (ii) all of the shares of the Company’s Common Stock into which all of the outstanding shares of the Series C Preferred are convertible, before any payment shall be made or any assets distributed to the holders of the Common Stock or any other class of stock that ranks junior to the Series C Preferred.

    A consolidation or merger of the Company with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Company, or the effectuation by the Company of a transaction or series of transactions in which more than 50% of the voting shares of the Company is disposed of or conveyed, or other acquisition type transaction will be, at the election of a majority of the holders of the Series C Preferred, deemed to be a liquidation, dissolution, or winding up for purposes of the Series C Preferred.  In the event of the merger or consolidation of the Company with or into another corporation that is not treated as a liquidation, the Series C Preferred Stock will maintain its relative powers, designations and preferences, and no merger shall result inconsistent therewith.

   Conversion Rights.  At any time following the issuance of the Series C Preferred, the holder of any such shares of Series C Preferred may, at such holder’s option, subject to the limitations set forth herein, elect to convert all or any portion of the shares of Series C Preferred held by such person into a number of fully paid and nonassessable shares of Common Stock at a conversion rate of 1,000 shares of Common Stock for each share of Series C Preferred (subject to adjustments for (i) stock splits and combinations, (ii) certain dividends and distributions, (iii) reclassifications, exchanges or substitution, or (iv) reorganization, merger, consolidation or sale of assets).  At no time may a holder of shares of Series C Preferred convert shares of Series C Preferred if the number of shares of Common Stock to be issued pursuant to such conversion would exceed, when aggregated with all other shares of Common Stock owned by such holder at such time, the number of shares of Common Stock that would result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) more than 9.99% of all of the Common Stock outstanding at the time, provided however that a holder may, upon providing sixty-one days’ prior written notice to the Company, waive this restriction upon conversion with respect to the shares of Series C Preferred specified in the waiver notice.

   Ranking and Other Rights. The Series C Preferred ranks junior to the Series B Preferred and Series D Preferred, and senior to the Common Stock of the Company.  Holders of Series C Preferred have no preemptive or other subscription rights.  There are no redemption or sinking fund provisions applicable to the Series C Preferred.

Description of Outstanding Series D Preferred Stock

   Voting Rights. Except as noted below, the holders of the Series D Preferred Stock have no voting rights. The Common Stock into which the Series D Preferred Stock is convertible will, upon issuance, have all of the same voting rights as other issued and outstanding Common Stock of the Company.

    An affirmative vote of at least two thirds of the outstanding shares of the Series D Preferred Stock is required to permit the Company to do any of the following:

●	alter or change the rights, preferences or privileges of the Series D Preferred Stock;
●	increase the authorized number of shares of Series D Preferred Stock;
●	create or incur any debt in excess of $250,000 (other than trade payables and accrued expenses incurred in the ordinary course of business in an amount not to exceed $2,500,000 and purchase money indebtedness secured only by the equipment so financed);
●	issue any class of Preferred Stock that is on a parity with or is senior to the Series D Preferred Stock; or
●	enter into any agreement, commitment, understanding or other arrangement or execute and/or deliver any document or instrument to take any of the foregoing actions.

    Dividends and Distributions.  The holders of shares of the Series D Preferred Stock are not entitled to receive dividends.

   Liquidation Rights. Upon liquidation, dissolution or winding up of the Company, holders of the Series D Preferred will be entitled to receive (subject to the rights of any securities designated as senior to the Series D Preferred) a liquidation preference in an amount equal to $1 per share (as adjusted for splits, combinations and the like of the Series D Preferred), which is the stated value of the Series D Preferred (the “Liquidation Preference Amount”), before any payment may be made or any assets distributed to the holders of the Common Stock or any other class of stock that ranks junior to the Series D Preferred.

    A consolidation or merger of the Company with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Company, or the effectuation by the Company of a transaction or series of transactions in which more than 50% of the voting shares of the Company is disposed of or conveyed, or other acquisition type transaction will be, at the election of a majority of the holders of the Series D Preferred, deemed to be a liquidation, dissolution, or winding up for purposes of the Series D Preferred.  In the event of the merger or consolidation of the Company with or into another corporation that is not treated as a liquidation, the Series D Preferred Stock will maintain its relative powers, designations and preferences, and no merger shall result inconsistent therewith.

    Conversion Rights.  At any time following the issuance of the Series D Preferred, the holder of any such shares of Series D Preferred may, at such holder’s option, subject to the limitations set forth herein, elect to convert all or any portion of the shares of Series D Preferred held by such person into shares of Common Stock at a price per share of $1 (subject to adjustments for (i) stock splits and combinations, (ii) certain dividends and distributions, (iii) reclassifications, exchanges or substitution, or (iv) reorganization, merger, consolidation or sale of assets).  At no time may a holder of shares of Series D Preferred convert shares of Series D Preferred if the number of shares of Common Stock to be issued pursuant to such conversion would exceed, when aggregated with all other shares of Common Stock owned by such holder at such time, the number of shares of Common Stock that would result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) more than 4.99% of all of the Common Stock outstanding at the time, provider however that a holder may, upon providing sixty-one days’ prior written notice to the Company, waive this restriction upon conversion with respect to the shares of Series D Preferred specified in the waiver notice.  Furthermore, at no time may a holder of shares of Series D Preferred convert shares of the Series D Preferred if the number of shares of Common Stock to be issued pursuant to such conversion would exceed, when aggregated with all other shares of Common Stock owned by such holder at such time, the number of shares of Common Stock that would result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules therunder) more than 9.99% of all of the Common Stock outstanding at the time, provided however that a holder may, upon providing sixty-one days’ prior written notice to the Company, waive this restriction with respect to the shares of Series D Preferred specified in the waiver notice.

   Ranking and Other Rights. The Series D Preferred ranks pari passu with the Series B Preferred and senior to the Series C Preferred and the Common Stock of the Company.  Holders of Series D Preferred have no preemptive or other subscription rights.

Anti-takeover Provisions

Classified Board

Our Amended and Restated Certificate of Incorporation provides for a board of directors comprised of three classes with each class serving a three-year term beginning and ending in different years than those of the other two classes.  Except as needed to fill vacancies on the board of directors, only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms.  Because our stockholders do not have cumulative voting rights, our stockholders holding a majority of the shares of common stock outstanding will be able to elect all of our directors.

The division of our board of directors into three classes with staggered three-year terms may have the effect of deterring hostile takeovers or delaying changes in our control or management.  This provision is intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of us; however, such a provision could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our stock that could result from actual or rumored takeover attempts.

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•
upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combination to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;
•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;
•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•
any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Wells Fargo Shareowner Services , 161 North Concord Exchange, South St. Paul, MN  55075.

DESCRIPTION OF WARRANTS TO PURCHASE SHARES OF COMMON STOCK OR PREFERRED STOCK

The following is a description of the warrants that we may issue from time to time. The particular terms relating to the warrants, which may be different from or in addition to the terms described below, will be described in a prospectus supplement relating to the warrants.

We may issue warrants to purchase shares of our common stock or our preferred stock. The warrants may be issued independently or together with any other securities and may be attached or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent and us. The warrant agent will act solely as our agent in connection with the warrants of any series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The applicable prospectus supplement will describe the terms of any warrants and the related offering in respect of which this prospectus is being delivered, including the following:

•	the title of the warrants;
•	the aggregate number of the warrants;
•	the price or prices at which the warrants will be issued;
•	the designation and terms of the underlying securities purchasable upon exercise of the warrants and the number of such underlying securities initially issuable upon exercise of the warrants;
•	the price or prices at which the warrants may be exercised to purchase the securities underlying them;
•	the date on which the right to exercise the warrants will commence and the date on which the right shall expire;
•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
•	if applicable, the designation and terms of the other securities with which the warrants are issued and the number of such warrants issued with each such underlying warrant;
•	if applicable, the date on and after which the warrants and other securities will be separately transferable;
•	information with respect to book-entry procedures, if any;
•	if applicable, a discussion of certain material United States federal income tax considerations;
•	the procedures and conditions relating to the exercise of the warrants; and
•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

In the case of warrants to purchase shares of our common stock, certain provisions may allow or require the exercise price payable and/or the number of shares of common stock purchasable upon warrant exercise to be adjusted upon the occurrence of events described in the applicable prospectus supplement, including the issuance of a stock dividend to common stockholders or a combination, subdivision or reclassification of common stock; the issuance of rights, warrants or options to all common and preferred stockholders entitling them to purchase common stock for an aggregate consideration per share less than the current market price per share of common stock; and any other events described in the prospectus supplement.

DESCRIPTION OF UNITS

We may issue units consisting of common stock, preferred stock, warrants or any combination of those securities. The prospectus supplement relating to the offering of such units will describe their terms, including the following:

•	the terms of each of the securities included in the units, including whether and under what circumstances the securities included in the units may or may not be traded separately;
•	the terms of any unit agreement governing the units;
•	if applicable, a discussion of certain United States federal income tax considerations; and
•	the provisions for the payment, settlement, transfer or exchange of the units.

SELLING STOCKHOLDERS

We are registering for sale up to 653,536 shares of common stock, including shares that may be acquired upon conversion or exercise of preferred stock, options, or warrants, owned by the selling stockholders named below.  The selling stockholders may from time to time offer and sell under this prospectus or a supplement hereto any or all of these shares.

The following table sets forth information, based upon our knowledge and information from the selling stockholders, as of October 11, 2011, with respect to the selling stockholders and the number of shares beneficially owned by each selling stockholder before the offering and that may be offered using this prospectus.  We cannot estimate the number of shares the selling stockholders will beneficially own after the completion of this offering because they may sell all or a portion of the shares offered by this prospectus.  We have assumed for purposes of this table that none of the shares offered by this prospectus will be beneficially owned by the selling stockholders after the completion of this offering.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares of our common stock.  Unless otherwise indicated below, to our knowledge, the selling stockholders named in the table have sole voting and investment power with respect to the shares of common stock beneficially owned by them.  The inclusion of any shares in this table does not constitute an admission of beneficial ownership by the person named below.  Except as may be noted, none of the selling stockholders have had any position, office or other material relationship with us or any of our predecessors or affiliates within the past three years.

	Before the Offering			After the Offering
Name	Number of Shares Beneficially Owned	Percentage of Class	Number of Shares Offered	Number of Shares Beneficially Owned	Percentage of Class
Legend Merchant Group, Inc. (1)	19,332	*	19,332	0	0%
Craig A. Pierson (2)	32,853	*	32,853	0	0%
Matthew Waxelbaum (3)	1,351	*	1,351	0	0%
Patrick T. Mooney, M.D. (4)	2,200,907	6.23%	200,000	2,000,907	5.66%
Platinum Partners Liquid Opportunity Master Fund LP (5)	1,830,163	4.99%	400,000	1,600,000	4.34%

Total	4,084,606	10.97%	653,536	3,600,907	9.63%

*             Less than 1.0%, based on 34,846,452 shares outstanding on October 10, 2011..

(1)           Legend Merchant Group, Inc. (“Legend Merchant”), is a registered broker-dealer and is deemed to be an underwriter.  Legend Merchant acquired the securities as compensation for investment banking services provided to the Company in the ordinary course of business and without a view to distribution.  The shares beneficially owned by Legend Merchant are issuable upon the exercise of warrants owned by Legend Merchant.

(2)            Mr. Pierson served as a placement agent and advisor to the Company during the past three years.  Mr. Pierson may be deemed to be an affiliate of Legend Merchant, a registered broker-dealer.  To our knowledge, Mr. Pierson acquired the shares being registered for resale in the ordinary course of business and, at the time of such acquisition, had no agreements or understandings, directly or indirectly, with any person to distribute the shares.  The shares beneficially owned by Mr. Pierson are issuable upon the exercise of warrants owned by Mr. Pierson.

(3)            Mr. Waxelbaum may be deemed to be an affiliate of Legend Merchant, a registered broker-dealer.  To our knowledge, Mr. Waxelbaum acquired the shares being registered for resale in the ordinary course of business and, at the time of such acquisition, had no agreements or understandings, directly or indirectly, with any person to distribute the shares.  The shares beneficially owned by Mr. Waxelbaum are issuable upon the exercise of warrants owned by Mr. Waxelbaum.

(4)    Dr. Mooney is the Company's Chairman of the Board of Directors and its Chief Executive Officer and President.  The shares beneficially owned by Dr. Mooney consist of (i) 500,000 shares that may be acquired within sixty days upon the exercise of stock option, (ii) 1,350,907 vested shares of outstanding common stock and (iii) 350,000 shares that vest upon the first to occur of (a) FDA approval of Symphony or (b) the sale of all or substantially all of the assets of the Company or all or substantially all of the outstanding capital stock of the Company in exchange for liquid proceeds, which are defined as (1) cash, (2) securities which can be sold immediately on the New York Stock Exchange ("NYSE") or NASDAQ, (3) securities which are or will be registered such that they can be sold upon on NYSE or NASDAQ upon termination of a lock-up period not to exceed one hundred eighty days or (4) a combination of cash and the foregoing securities.

(5)    Platinum Partners Liquid Opportunity Master Fund LP ("Liquid Opportunity") holds 1,000,000 shares of Seris D Preferred, which are convertible into Common Stock on a one-for-one basis, and warrants to purchase an aggregate of 1,000,000 shares of Common Stock.  The terms of the Series D Preferred and warrants held by Liquid Opportunity effectively limit the aggregate number of shares issuable within the next 60 days upon conversion of the Series D Preferred and exercise of the warrants to 4.99% of the outstanding Common Stock (calculated after taking into effect the issuance of such Common Stock), which is currently 1,830,163 shares.  Mark Nordlicht ultimately controls the voting and disposition of, and accordingly is deemed to be the ultimate beneficial owner of, the shares held by Liquid Opportunity.  In addition to the shares of Common Stock beneficially owned by Liquid Opportunity, Mr. Nordlicht is deemed to beneficially own Common Stock held by or issuable withint sixty days to Platinum Long Term Capital Growth VII, LLC ("PLTGVII"), Platinum-Montaur Life Sciences, LLC (“PMLS”) and Platinum Partners Value Arbitrage Fund, L.P. (“PPVAF”).  PLTGVII holds: 3,113.084 shares of Series C Preferred, which are convertible into Common Stock on a 1,000-for-one basis, and warrants to purchase an aggregate of 1,200,085 shares of Common Stock.  The terms of the Series C Preferred held by PLTGVII effectively limit the number of shares of Common Stock issuable upon conversion of the Series C Preferred such that the number of shares of Common Stock issuable to PLTGVII upon conversion of the Series C Preferred within the next sixty days will not cause the number of shares of Common Stock beneficially owned by PLTGVII to exceed 9.99% of the outstanding Common Stock (calculated after taking into effect the conversion).  PMLS holds: 1,805.016 shares of Series C Preferred, which are convertible into Common Stock on a 1,000-for-one basis, 2,006,000 shares of Series D Preferred, which are convertible into Common Stock on a one-for-one basis, and warrants to purchase an aggregate of 2,856,000 shares of Common Stock.  The terms of the Series C Preferred held by PMLS effectively limit the number of shares of Common Stock issuable upon conversion of the Series C Preferred such that the number of shares of Common Stock issuable to PMLS upon conversion of the Series C Preferred within the next sixty days will not cause the number of shares of Common Stock beneficially owned by PMLS to exceed 9.99% of the outstanding Common Stock (calculated after taking into effect the conversion).  The terms of the Series D Preferred held by PMLS effectively limit the number of shares of Common Stock issuable upon conversion of the Series D Preferred such that the number of shares of Common Stock issuable to PMLS upon conversion of the Series D Preferred within the next sixty days will not cause the number of shares of Common Stock beneficially owned by PMLS to exceed 4.99% of the outstanding Common Stock (calculated after taking into effect the conversion).  PPVAF beneficially owns 877,532 outstanding shares of Common Stock, which represent 2.52% of the outstanding Common Stock.  Liquid Opportunity disclaims beneficial ownership of all Common Stock beneficially owned by PLTGVII, PMLS and PPVAF.

PLAN OF DISTRIBUTION

We or the selling stockholders may sell the securities offered through this prospectus in any one or more of the following ways from time to time: (i) through agents; (ii) to or through underwriters; (iii) through brokers or dealers; (iv) directly by us or the selling stockholders to purchasers, including through a specific bidding, auction or other process; or (v) through a combination of any of these methods of sale.   Any applicable prospectus supplement will contain the terms of the transaction, name or names of any underwriters, dealers, agents and the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent’s commission, dealer’s purchase price or underwriter’s discount.  Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.

Any initial offering price, dealer purchase price, discount or commission may be changed from time to time.

The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.

Offers to purchase securities may be solicited directly by us or the selling stockholders , or by agents designated by us or the selling stockholders , from time to time.  Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale.  Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters.  If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters are subject to certain conditions precedent and the underwriters will be obligated to purchase all such securities if any are purchased.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we or the selling stockholders will sell such securities to the dealer, as principal.  The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.  Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell securities as agent but may position and resell as principal to facilitate the transaction or in crosses, in which the same broker or dealer acts as agent on both sides of the trade.  Any such dealer may be deemed an underwriter, as the term is defined in the Securities Act, of the securities so offered and sold.

Offers to purchase securities may be solicited directly by us or the selling stockholders and the sale thereof may be made by us or the selling stockholders directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.

If so indicated in any applicable prospectus supplement, we or the selling stockholders may authorize agents and underwriters to solicit offers by certain institutions to purchase securities from us or at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement.  Such delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement.

Agents, underwriters and dealers may be entitled under relevant agreements with us or the selling stockholders to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that such agents, underwriters and dealers may be required to make in respect thereof.  The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement.

Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us or the selling stockholders .  Underwriters, broker-dealers or agents may also receive compensation from the purchasers of securities for whom they act as agents or to whom they sell as principals, or both.  Compensation as to a particular underwriter, broker-dealer or agent might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions.  In effecting sales, broker-dealers engaged by us or the selling stockholders may arrange for other broker-dealers to participate in the resales.

Each series of preferred stock, warrants or units will be a new issue and will have no established trading market. We may elect to list any series of these securities on an exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

Agents, underwriters and dealers may engage in transactions with, or perform services for, us and our respective subsidiaries in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.  Overallotment involves sales in excess of the offering size, which create a short position.  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.  Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions.  Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions.  Those activities may cause the price of the securities to be higher than it would otherwise be.  If commenced, the underwriters may discontinue any of the activities at any time.  An underwriter may carry out these transactions on a stock exchange, in the over-the-counter market or otherwise.

The selling stockholders and any agents or broker-dealers that participate with the selling stockholders in the offer and sale of the shares may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act.  Any commissions they receive and any profit they realize on the resale of the shares by them may be deemed to be underwriting discounts and commissions under the Securities Act.  Neither we nor any selling stockholder can presently estimate the amount of such compensation.  Because a selling stockholder may be deemed to be an “underwriter” within the meaning of the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the applicable exchange or automated quotation system pursuant to Rule 153 under the Securities Act.  The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving shares against certain liabilities, including liabilities arising under the Securities Act.

The place and time of delivery for securities sold by us will be set forth in the accompanying prospectus supplement for such securities.

LEGAL MATTERS

Unless otherwise specified in the prospectus supplement accompanying this prospectus, Drinker Biddle & Reath LLP will provide an opinion regarding the authorization and validity of the securities offered by the Company and other legal matters, and Kimberly A. Burke, General Counsel of the Company, will provide an opinion regarding the validity of the securities offered by the Selling Stockholders.   Any underwriters, dealers or agents will be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from the Echo Therapeutics, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 2010 have been audited by Wolf & Company, P.C., an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.                                  Other Expenses of Issuance and Distribution

The following table sets forth all fees and expenses payable by the registrant in connection with the issuance and distribution of the securities being registered hereby. All of such expenses, except the SEC registration fee, are estimated; actual amounts will be determined from time to time.

Securities and Exchange Commission registration fee		$8,928
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Printing expenses	$	*
Miscellaneous	$	*
Total	$	*

(*)           These fees are calculated based on the number of issuances and the amount of securities offered and accordingly cannot be estimated at this time.  The applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable by the registrant in respect of each offering of securities.

Item 15.                                  Indemnification of Directors and Officers

Limitation on Liability of Directors

Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) permits a corporation, in its certificate of incorporation, to limit or eliminate, subject to certain statutory limitations, the liability of directors to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability (a) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit. Article 7 of the Company’s Amended and Restated Certificate of Incorporation provides that the personal liability of the Company’s directors is eliminated to the fullest extent permitted by the DGCL.

Under Section 145 of the DGCL, a corporation has the power to indemnify directors and officers under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys’ fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of being a director or officer of the corporation if it is determined that the director or officer acted in accordance with the applicable standard of conduct set forth in such statutory provision. Article 7 of the Company’s bylaws provides that the Company will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, including without limitation actions by or in the right of the corporation, a class of its security holders or otherwise, and whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Company, or is or was serving while a director or officer of the Company at the request of the Company as a director, officer, employee, agent, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees), judgments, fines, excise taxes and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent not prohibited under Delaware law, as amended or modified from time to time, if such person acted in good faith and in a manner believed to be in, or not opposed to, the best interest of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. Article 7 also provides for the advancement to an indemnified party for payment of the expenses of defending actions against such indemnified party in the manner and to the full extent not prohibited under Delaware law, as amended or modified from time to time. Article 7 further permits the Company to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee, agent, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Company would have the power to indemnify such person against such liability under the DGCL.  Section 145 also provides that the aforesaid power to indemnify directors and officers may not be impaired by an amendment to the provision after the occurrence of the act or omission that is the subject of an action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of the act or omission explicitly authorizes the impairment.

The Company’s directors and officers are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act of 1933, as amended, which might be incurred by them in such capacities and against which they cannot be indemnified by the Company.

Item 16.                                  Exhibits

The exhibits to this registration statement are listed in the Exhibit Index to this registration statement, which Exhibit Index is hereby incorporated by reference.

Item 17.                                  Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement.  Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after the effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)
That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, State of Pennsylvania, on this  18th day of October , 2011.

ECHO THERAPEUTICS, INC.

By:           /s/ Patrick T. Mooney, M.D.
Patrick T. Mooney, M.D.
CEO, President and Chairman of the Board

       Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated on this  18th day of October , 2011.

Signature	Title
/s/ Patrick T. Mooney, M.D.	CEO, President and Chairman of the Board
Patrick T. Mooney, M.D.	(Principal Executive Officer)
/s/ Christopher P. Schnittker	Chief Financial Officer
Christopher P. Schnittker	(Principal Financial Officer and Principal Accounting Officer)
*	Director
Vincent D. Enright
*	Director
Shawn K. Singh
*	Director
William F. Grieco
*	Director
James F. Smith
*By /s/ Patrick T. Mooney, M.D.
Patrick T. Mooney, M.D. Attorney-in-Fact

S-1

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
1.1 (1)	Form of Underwriting Agreement
4.1
Amended and Restated Certificate of Incorporation of the Registrant, filed with the Securities and Exchange Commission as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2009 (File No. 000-23017), and incorporated by reference herein

4.2
By-Laws of the Registrant, filed with the Securities and Exchange Commission as Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on June 11, 2008 (File No. 000-23017), and incorporated by reference herein

4.3
Specimen certificate for Common Stock, filed with the Securities and Exchange Commission as Exhibit 4.1 to the Post-Effective Amendment to the Registrant’s Registration Statement on Form S-8 filed on July 3, 2008 (File no. 333-146607), and incorporated by reference herein

4.4 (1)	Form of Specimen Preferred Stock Certificate and Form of Certificate of Designation of Preferred Stock
4.7 (1)	Form of Common Stock Warrant Agreement and Warrant Certificate
4.8 (1)	Form of Preferred Stock Warrant Agreement and Warrant Certificate
4.9 (1)	Form of Unit Agreement
5.1	Opinion of Drinker Biddle & Reath LLP
5.2	Opinion of General Counsel of the Registrant
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Drinker Biddle & Reath LLP (included in Exhibit 5.1)
23.3	Consent of General Counsel of the Registrant (included in Exhibit 5.2)
24.1 (2)	Power of Attorney (included on the signature page to this registration statement)

(1)	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference.

(2)	Previously filed.